Exhibit 10.3

TRANSITION SERVICES AGREEMENT
TRANSITION SERVICES AGREEMENT (“Agreement”) dated as of March 8, 2017 is made by and between Apricus Biosciences, Inc., a Nevada corporation (“Seller”), and Ferring International Center S.A., a Swiss corporation (“Buyer”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement, dated as of March 8, 2017, (the “Purchase Agreement”) between Buyer, Seller, NexMed (U.S.A.), Inc., a Delaware corporation (“NexMed U.S.A.”), NexMed Holdings, Inc., a Delaware corporation (“NexMed Holdings”), NexMed International Limited, a British Virgin Islands corporation (“NexMed International” and together with the Seller, NexMed U.S.A. and NexMed Holdings, the “Seller Parties”). Capitalized terms that are used and not defined in this Agreement shall have their respective meanings set forth in the Purchase Agreement.

RECITALS

WHEREAS, pursuant to the Purchase Agreement, the Seller Parties shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from the Seller Parties, all of the right, title and interest of the Seller Parties in and to the Purchased Assets, in connection with an acquisition of certain assets and rights associated with the Product Business by Buyer; and
WHEREAS, pursuant to the Purchase Agreement, Seller and Buyer agreed to enter into this Agreement, setting forth the terms and conditions pursuant to which Seller will continue to provide, or cause to be provided, certain services to Buyer and its Affiliates in connection with the Product Business during a transitional period.
NOW, THEREFORE, in consideration of the foregoing premises and of the respective covenants and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:
1.Services.
(a)    During the Term (as defined below), Seller shall provide, or cause one or more of the Seller Parties to provide, to Buyer or one or more of its Affiliates, the services set forth on Annex A hereto (the “Services”). Seller and the relevant Seller Party providing Services hereunder shall cause their employees to provide the Services in accordance with the terms and conditions of this Agreement.
(b)    Seller shall provide, or cause one or more of the Seller Parties to provide, the Services with the same degree of skill, attention and care as it exercises or has exercised in performing the same or similar services for itself and the Seller Parties.
(c)    The Seller shall undertake to provide the Services in accordance with all laws, authorizations and orders applicable at the location in which the Services are rendered.

Exhibit 10.3

(d)    In the event that Buyer determines that there are additional services that Seller or the Seller Parties have historically provided to the Product Business that are not included in the Services, Buyer and Seller shall negotiate in good faith the addition of such services to the Services and any additional consideration, including reimbursement of internal costs of Seller or the Seller Parties, to be paid by Buyer for such additional services.
(e)    All employees and representatives of Seller and the relevant Seller Party shall be deemed for purposes of all compensation and employee benefits matters to be employees or representatives of Seller and the relevant Seller Party and not employees or representatives of Buyer.
(f)    Nothing in this Agreement shall preclude Buyer from obtaining, in whole or in part, Services of any nature that may be obtainable from Seller and the Seller Parties, from its own employees or from providers other than Seller and the Seller Parties; provided, however, that Buyer electing to do so shall not alter the compensation payable under this Agreement.
2.    Cooperation.
(a)    Buyer shall make available on a timely basis to Seller and the relevant Seller Party all information and materials reasonably requested by Seller and the relevant Seller Party to enable them to provide the Services hereunder. Seller and the relevant Seller Party providing Services hereunder shall provide Buyer with access to their employees as may reasonably be necessary to furnish the Services to Buyer as contemplated herein.
(b)    Promptly after the Closing Date, Buyer, on the one hand, and Seller, on the other hand, shall each designate an individual with authority, and an alternate to act in the absence of such individual, to act as its coordinator (a party’s “Coordinator”). The Coordinators appointed for each of the parties will be responsible for the liaison between Seller and the relevant Seller Party, on the one hand, and Buyer and its Affiliates, on the other hand, with respect to the coordination and performance of all Services.
3.    Compensation; Payment.
(a)    As consideration for the provision of the Services, Buyer hereby agrees to pay Seller five-hundred-thousand U.S. Dollars ($500,000) in two equal installments of two-hundred-and-fifty-thousand U.S. Dollars ($250,000) as follows: the first installment to be paid on the first Business Day following the ninetieth (90th) day following the Closing Date and the remaining installment to be paid on the first Business Day following the one-hundred-and-eightieth (180th) day following the Closing Date. Notwithstanding anything to the contrary contained herein, the Parties understand and agree that Buyer shall have a right of set-off for any amounts due from Buyer hereunder with respect to any breach by Seller or Seller Parties under this Agreement in any amount; it being understood and agreed that with respect to either payment of two-hundred-and-fifty-thousand U.S. Dollars ($250,000) Buyer shall only be entitled to set-off more than 50% of such amounts if determined pursuant to (i) a final settlement consented to in writing by Seller and Buyer

Exhibit 10.3

(such consent not to be unreasonably withheld, conditioned or delayed), (ii) a final and non-appealable order of a governmental entity or (iii) a judgment of a court of competent jurisdiction or award of an arbitrator, arbitration panel or similar adjudicative body.
(b)    Buyer hereby agrees to reimburse Seller or the Seller Party for all reasonable out-of-pocket expenses incurred in connection with the provision of the Services that have been mutually agreed to in advance in writing by the Parties (“Expenses”).
(c)    After the end of each month, Seller, together with the relevant Seller Party providing Services, will submit one invoice to Buyer for all Expenses incurred in connection with the Services provided to Buyer or its Affiliates during such month. Each invoice shall include such documentation as may reasonably be required by Buyer to verify the amount of any Expenses and that such Expenses were incurred in connection with providing the Services. Payment of all invoices in respect of Services shall be made by check or electronic funds transmission in U.S. Dollars within thirty (30) days of the date of receipt of the invoice. All payments shall be made to the account designated by Seller to Buyer in the invoice.
4.    Term.
(a)    Subject to the further provisions of this Section 4 and except as expressly provided with respect to a specific Service in Annex A hereto, the term of this Agreement shall be the period commencing on the Closing Date and ending on the one-hundred-and-eightieth (180th) day following the Closing Date.
(b)    Following the expiration of this Agreement, each party and its relevant Affiliates shall cooperate in good faith with the other party to transfer records and take all other actions reasonably requested by such other party to enable such other party to make alternative arrangements for the provision of services substantially consistent with the Services provided pursuant to this Agreement.
5.    Indemnification.
(a)    Buyer shall indemnify Seller, its Affiliates, and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from and against any and all third party claims, losses, damages, liabilities, deficiencies, obligations or out-of-pocket costs or expenses, including without limitation, reasonable attorney’s fees and expenses and costs and expenses of investigation, arising out of or resulting from Seller’s and the relevant Seller Party’s performance of the Services requested by the Buyer hereunder or Buyer’s gross negligence, willful misconduct or breach of this Agreement; provided, however, that such indemnity shall not apply if such indemnified party’s actions are found by settlement or the order of a court of competent jurisdiction to constitute gross negligence, willful misconduct or breach of this Agreement.
(b)    Seller shall indemnify Buyer, its Affiliates, and each of their respective officers, directors, employees, stockholders, agents and representatives and hold

Exhibit 10.3

them harmless from and against any and all third party claims, losses, damages, liabilities, deficiencies, obligations or out-of-pocket costs or expenses, including without limitation, reasonable attorney’s fees and expenses and costs and expenses of investigation, arising out of or resulting from Seller’s and the relevant Seller Party’s gross negligence, willful misconduct or breach of this Agreement; provided, however, that such indemnity shall not apply if such indemnified party’s actions are found by settlement or the order of a court of competent jurisdiction to constitute gross negligence, willful misconduct or breach of this Agreement.
(c)    Nothing contained in this Section 5 shall limit or alter the obligation of any party to indemnify any other party pursuant to the Purchase Agreement.
6.    Proprietary Information. Each party agrees to maintain the confidentiality of all non-public information relating to the other party, its Affiliates or any third party that may be disclosed by a party to the other party in connection with the performance of the Services hereunder in accordance with the provision of the Confidentiality Agreement.
7.    Amendments and Waivers.
(a)    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
(b)    No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c)    To the maximum extent permitted by Law, (i) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (ii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.
8.    Assignment. Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by either party without the prior written consent of the other party, except that Buyer may assign its rights under this Agreement to any of its Subsidiaries without the prior written consent of Seller. Notwithstanding the foregoing, each of Seller and Buyer shall remain liable for all of their respective obligations under this Agreement. Subject to the first sentence of this Section 8, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 8 shall be void.

Exhibit 10.3

9.    Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.
10.    Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given in accordance with Section 10.2 of the Purchase Agreement addressed to a party at the address set forth for such party in Section 10.2 of the Purchase Agreement.
11.    No Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; except that in the case of Section 5 hereof, the other indemnitees and their respective heirs, executors, administrators, legal representatives, successors and assigns, are intended third party beneficiaries of such section and shall have the right to enforce such section in their own names.
12.    Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.
13.    Counterparts. This Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.
14.    Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
15.    Specific Performance. Buyer and Seller each agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.
16.    Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts located in the State of New York (or, if a state court located in the state of New York declines to accept jurisdiction over a particular matter, any court of the United States located in the State of New York), for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such Action only in such courts. Each party further agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth herein shall be effective service of process for any such Action. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action

Exhibit 10.3

arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.
17.    Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.
18.    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.
19.    Independent Contractor. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of either party with respect to the indebtedness, liabilities, obligations or actions of the other or any of their respective officers, directors, employees, stockholders, agents or representatives, or any other person or entity.
20.    Survival. The provisions of Sections 3 through 20 shall survive the expiration or earlier termination of this Agreement for any reason whatsoever.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 10.3

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

APRICUS BIOSCIENCES, INC.

By: /s/ Richard Pascoe
Name:    Richard W. Pascoe
Title:    Chief Executive Officer & Secretary

FERRING INTERNATIONAL CENTER S.A.

By: /s/ Peter Wilden
Name: Peter Wilden
Title: Director

By: /s/ Michel Pettigrew
Name: Michel Pettigrew
Title: Director